EXHIBIT 99.1

TSS Reports Fourth Quarter and Full-Year 2025 Financial Results

Full-Year 2025 Revenue of $246 million, up 66%

Diluted EPS of $0.56 up 133%

GEORGETOWN, TEXAS – March 11, 2026 – TSS, Inc. (Nasdaq: TSSI), a data center services company that integrates AI and other high-performance computing infrastructure and software and provides related data center services, today reported results for its fourth quarter and year ended December 31, 2025.

“We are pleased to have surpassed the upper end of our outlook for 2025,” said Darryll Dewan, CEO of TSS, Inc. “Systems integration rack volumes at our new Georgetown facility came online mid-year and ramped in the fourth quarter, positioning the company for solid growth in 2026. Our business, providing high-performance computing solutions to global leaders in the AI and cloud infrastructure ecosystem, is scaling profitably. As customer requirements evolve, we continue to invest in our systems, processes, and people to improve efficiency.

“The market for AI infrastructure continues to accelerate, as reflected in publicly disclosed forecasts of industry analysts and corporate reports. Importantly, as AI chip functionality improves, the additional size, complexity and cooling requirements of racks play to our strengths, capabilities and capacities. Supply chains continue to be volatile, as noted in the highly publicized memory price increases and volume shortages. We have taken a conservative approach to forecasting 2026 rack integration volumes, and we are already seeing customer activity beyond our initial forecasts.”

Fourth Quarter 2025 Financial Highlights:

(All comparisons are to Fourth Quarter 2024)

•	Revenues of $60.9 million, up 22%

o	Procurement revenues of $43.2 million, up 7%
o	Systems Integration revenues of $14.2 million, up 79%
o	Facilities Management revenues of $3.5 million, up 118%

•	Gross profit of $11.3 million, up 57%

o	Reflects current year $1.0 million allocation of depreciation to COGS

•	Net income of $15.1 million, up 153%
•	Diluted EPS of $0.41 compared to $0.08
•	Adjusted EBITDA of $7.9 million, up 132%

Full-Year 2025 Financial Highlights

(All comparisons are to Full-Year 2024)

•	Revenues of $245.7 million, up 66%

o	Procurement revenues of $197.5 million, up 68%
o	Systems Integration revenues of $40.3 million, up 78%
o	Facilities Management revenues of $7.9 million, down 1%

•	Gross profit of $32.4 million, up 45%

o	Reflects current year $2.7 million allocation of depreciation to COGS

•	Net income of $15.1 million, up 153%
•	Diluted EPS of $0.56, up from $0.24
•	Adjusted EBITDA of $18.6 million, up 83%

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Extended and Amended Customer Agreement for AI Rack Integration Services

In December 2025, TSS executed an amendment to the long term AI rack integration agreement with its largest customer, effective November 1, 2025. The amended agreement addresses circumstances not anticipated in the original agreement and extends the term by two additional years. This long-term customer agreement underscores the strength of our relationship and the trust established with our long-standing customer.

2026 Outlook

Dewan concluded “Our integration experience and strategic operational investments uniquely position us to achieve record growth in our Systems Integration business in 2026. Our largest partner anticipates doubling its AI infrastructure business in 2026 compared to last year, and we expect to capture our fair share of this growth, doubling our rack integration volumes and driving strong revenue growth in this segment. Combined with a more conservative outlook for our Procurement and Facilities Management businesses, we expect to achieve Adjusted EBITDA in the range of $20 million to $22 million for 2026. Our ability to deliver completed racks depends on supply of components and our forecast takes a conservative view on component availability.  Total integration demand exceeds the volume imputed into our forecast.”

Conference Call Details

The Company will conduct a conference call at 8:30 a.m. Eastern time today. To participate on the conference call, please dial 888-506-0062 toll free from the U.S. or Canada. Other international callers may access the call at 1-973-528-0011. The event ID number is 233478.  Investors may also access a live audio webcast of this conference call and replay the call for one year following the webcast, at https://www.webcaster5.com/Webcast/Page/2294/53751.

About Non-GAAP Financial Measures

Adjusted EBITDA is a supplemental financial measure not defined under Generally Accepted Accounting Principles (GAAP). We define Adjusted EBITDA as net income (loss) before net interest expense, income taxes, depreciation and amortization, impairment loss on goodwill and other intangibles, stock-based compensation, and certain extraordinary items. We present Adjusted EBITDA because we believe this supplemental measure of operating performance is helpful in comparing our operating results across reporting periods on a consistent basis by excluding items that may or could have a disproportionately positive or negative impact on our results of operations in any particular period. We also use Adjusted EBITDA as a factor in evaluating the performance of certain management personnel when determining incentive compensation.

Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. Adjusted EBITDA, while providing useful information, should not be considered in isolation or as an alternative to net income or cash flows as determined under GAAP. Consistent with Regulation G under the U.S. federal securities laws, Adjusted EBITDA has been reconciled to the nearest GAAP measure; this reconciliation is located under the heading “Adjusted EBITDA Reconciliation” following the Consolidated Statements of Operations included in this press release. The Company is unable to provide a reconciliation of forward-looking Adjusted EBITDA to GAAP net income because certain reconciling items are outside the Company’s control or cannot be reasonably predicted without unreasonable efforts. These items may include stock-based compensation expense, bank factoring fees, and other adjustments that may be material.

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About TSS, Inc.

TSS specializes in simplifying the complex. The TSS mission is to streamline the integration and deployment of high-performance computing infrastructure and software, ensuring that end users quickly receive and efficiently utilize the necessary technology. Known for flexibility, the company builds, integrates, and deploys custom, high-volume solutions that empower data centers and catalyze the digital transformation of generative AI and other leading-edge technologies essential for modern computing, data, and business needs. TSS' reputation is built on passion and experience, quality, and fast time to value. As trusted partners of the world's leading data center technology providers, the company manages and deploys billions of dollars in technology each year. For more information, visit www.tssiusa.com.

Forward Looking Statements

This press release may contain “forward-looking statements” -- that is, statements related to future -- not past -- events, plans, and prospects. In this context, forward-looking statements may address matters such as our expected future business and financial performance, and often contain words such as “guidance,” “prospects,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “should,” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Particular uncertainties that could adversely or positively affect our future results include: we may not have sufficient resources to fund our business and may need to issue debt or equity to obtain additional funding; our reliance on a significant portion of our revenues from a limited number of customers and our ability to diversify our customer base; risks relating to operating in a highly competitive industry; risks relating to supply chain challenges; risk related to changes in labor market conditions; risks related to the implementation of a new enterprise resource IT system; risks related to the development of our procurement services business; risks relating to rapid technological, structural, and competitive changes affecting the industries we serve; risks involved in properly managing complex projects; risks relating to the possible cancellation of customer contracts on short notice; risks relating to our ability to continue to implement our strategy, including having sufficient financial resources to carry out that strategy; and other risks and uncertainties disclosed in our filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2024. These uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements. We do not undertake to update our forward-looking statements.

Contacts:	TSS, Inc.
Hayden IR	Danny Chism, CFO
James Carbonara (646) 755-7412	(512) 310-4908
Brett Maas (646) 536-7331	dchism@tssiusa.com
tssi@haydenir.com

-- Tables Follow –

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TSS, Inc.

Consolidated Balance Sheets

(In thousands except par values)

	December 31, 2025	December 31, 2024

Current Assets:
Cash and cash equivalents	$85,510	$23,222
Contract and other receivables, net	12,501	16,203
Costs and estimated earnings in excess of billings on uncompleted contracts	3,011	851
Inventories, net	15,966	17,673
Prepaid expenses and other current assets	1,642	248
Total current assets	118,630	58,197
Property and equipment, net	38,076	8,591
Lease right-of-use asset	15,294	24,213
Goodwill	780	780
Deferred tax asset, net of valuation allowance	7,917	-
Other assets	4,238	4,787
Total assets	$184,935	$96,568

Current Liabilities:
Accounts payable	$46,362	$35,770
Accrued expenses and other current liabilities	6,273	17,570
Deferred revenues, current	13,928	2,613
Long-term debt, current	4,010	-
Lease liabilities, current	1,994	966
Total current liabilities	72,567	56,919
Non-current Liabilities:
Long-term debt, non-current	14,004	8,200
Lease liabilities, non-current	21,629	23,540
Deferred revenues, non-current	-	771
Other non-current liabilities	100	-
Total non-current liabilities	35,733	32,511
Total liabilities	108,300	89,430

Commitments and Contingencies

Stockholders’ Equity:
Preferred stock	-	-
Common stock	3	3
Additional paid-in capital	121,842	74,200
Treasury stock, at cost	-	(6,730)
Accumulated deficit	(45,210)	(60,335)
Total stockholders’ equity	76,635	7,138
Total liabilities and stockholders’ equity	$184,935	$96,568

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TSS, Inc.

Consolidated Statements of Operations

(In thousands except per-share values)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
	(Unaudited)	(Unaudited)
Revenues:
Procurement	$43,196	$40,497	$197,476	$117,519
Facilities management	3,535	1,620	7,906	8,005
Systems integration	14,176	7,908	40,337	22,620
Total revenues	60,907	50,025	245,719	148,144

Cost of revenues	48,540	42,812	210,665	125,793
Cost of revenues - depreciation	1,027	-	2,672	-
Total cost of revenues	49,567	42,812	213,337	125,793
Gross profit	11,340	7,213	32,382	22,351

Operating expenses:
Selling, general and administrative	5,790	4,246	20,650	13,240
Depreciation and amortization	329	211	1,093	608
Bank factoring fees	499	721	3,659	2,737
Loss on sale or disposal of assets	658	-	658	-
Total operating expenses	7,276	5,178	26,060	16,585
Income from operations	4,064	2,035	6,322	5,766

Interest expense	530	-	651	-
Interest income	(665)	(188)	(1,657)	(562)
Other expense (income)	(201)	207	(205)	194
Pre-tax income	4,400	2,016	7,533	6,134
Income tax expense (benefit)	(7,760)	103	(7,592)	158
Net income	$12,160	$1,913	$15,125	$5,976

Earnings per common share - Basic	$0.45	$0.09	$0.61	$0.27
Earnings per common share - Diluted	$0.41	$0.08	$0.56	$0.24

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 TSS, Inc.

Adjusted EBITDA Reconciliation (GAAP to non-GAAP)

(In thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
	(Unaudited)	(Unaudited)
Net income	$12,160	$1,913	$15,125	$5,976

Interest expense	530	-	651	-
Bank factoring fees	499	721	3,659	2,737
Interest income	(665)	(188)	(1,657)	(562)
Depreciation and amortization	1,356	211	3,765	608
Income tax expense (benefit)	(7,760)	103	(7,592)	158
EBITDA	$6,120	$2,760	$13,951	$8,917
Stock based compensation	1,075	630	3,956	1,235
Loss on sale or disposal of assets	658	-	658	-
Adjusted EBITDA	$7,853	$3,390	$18,565	$10,152

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